Exhibit 10.2

FORM OF

The FIRST AMENDMENT TO THE UQM TECHNOLOGIES, INC.
EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO THE AGREEMENT (the “Amendment”) dated as of January 5, 2016, is between UQM Technologies, Inc., a Colorado corporation (“Employer”), and _________  (“Executive”).

Recitals

A.Executive and Employer are currently parties to an Employment Agreement, dated July 20, 2015 (the “Agreement”).

B.Employer and Executive wish to modify the terms of the Agreement as provided herein.  By its terms, the Prior Agreement will expire on August 31, 2015.

Agreement

In consideration of the mutual promises, covenants and conditions hereinafter set forth, Employer and Executive agree as follows:

1. Section 7(c)(iv) of the Agreement is hereby deleted in its entirety and replaced as follows:

The acquisition by any individual, entity or group (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% of either (1) the then outstanding shares of common stock of Employer (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities (assuming the conversion of all securities of Employer held by the Person that are convertible into voting securities of Employer) of Employer entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (A), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from Employer as authorized by the board of directors of Employer of an amount of shares less than 50% of the Company’s then outstanding common stock on a fully diluted basis, (2) any acquisition by Employer, including any acquisition which, by reducing the number of shares outstanding, is the sole cause for increasing the percentage of shares beneficially owned by any such Person to more than the applicable percentage set forth above, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Employer or any entity controlled by Employer or (4) any acquisition by any entity pursuant to a transaction which complies with clauses (1), (2) and (3) of Section 7(c)(iii)(C).

2. Section 12(a) of the Agreement is hereby deleted in its entirety and replaced as follows:

Non-Competition. Executive agrees and covenants that, without the Board's prior written consent and except on behalf of Employer, he will not in any manner, directly or indirectly, own, manage, operate, control, be employed by, participate in, assist or be associated in any manner with any person, firm or corporation anywhere in the world whose business competes with Employer or any subsidiary of Employer. This covenant shall remain in effect until (i) if his employment is terminated pursuant to Sections 7(a), (c), (d) or (e), a date six months after the date Executive's employment is terminated, or (ii) if his employment is terminated pursuant to Section 7(b), until the termination date. Notwithstanding any other provision of this Agreement, Executive may own up to 3% of the outstanding stock of a competing publicly traded corporation so long as he takes no other action furthering the business of such corporation.

3. Section 12(b) of the Agreement is hereby deleted in its entirety and replaced as follows:

Non-Solicitation. Until a date six months after the termination date, Executive shall not (i) solicit any other employee of Employer to leave the employ of Employer, or in any way interfere with the relationship between Employer and any other employee of Employer, or (ii) induce any customer, supplier, licensee, or other business relation of Employer to cease doing business with Employer, or in any way interfere with the relationship between any customer or business relation and Employer.

All other terms of the Agreement not modified herein shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment the day and year first above written.

EXECUTIVE:

[name]

EMPLOYER:

UQM TECHNOLOGIES, INC.
By:
Joseph R. Mitchell
President and CEO